TROY LIGHTING, INC.
PRO FORMA INTERIM FINANCIAL INFORMATION (UNAUDITED) FOR TROY LIGHTING, INC.

                                            March 31,  December 31,
                                              1998         1997
                                            ---------- ------------
BALANCE SHEET
ASSETS
CURRENT ASSETS:
 Cash                                          (132)           4
 Accounts receivable, net                     2,246        2,149
 Inventories                                  2,351        2,164
 Other current assets                           436          430
                                              -----        -----
Total current assets                          4,901        4,747
                                              -----        -----

PROPERTY AND EQUIPMENT, at cost
 Machinery and equipment                        303          281
 Furniture and fixtures                          97           94
 Leasehold improvements                          56           56
                                              -----        -----
Total property and equipment                    456          431
Less: Accumulated depreciation                  214          193
                                              -----        -----
Net property and equipment                      242          238
                                              -----        -----

PURCHASE PRICE IN EXCESS OF BOOK
  VALUE OF ACQUIRED COMPANIES                    (4)          (8)

OTHER ASSETS                                     60           60
                                              -----        -----
TOTAL ASSETS                                  5,199        5,037
                                              =====        =====

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Notes & Current Maturities of LTD            1,898        1,784
 Accounts payable and accrued liabilities     1,915        1,778
                                              -----        -----
Total current liabilities                     3,813        3,562
                                              -----        -----

NON-CURRENT LIABILITIES:
 Notes & Loans payable                          122          137
 Due to related parties                       1,599        1,549
                                              -----        -----
Total non-current liabilities                 1,721        1,686
                                              -----        -----

STOCKHOLDERS' EQUITY:
 Common Stock                                   319          319
 Retained deficit                              (654)        (530)
                                              -----        -----
Total stockholders' equity                     (335)        (211)
                                              -----        -----
Total liabilities and stockholders' equity    5,199        5,037
                                              =====        =====

See notes to financial statements

TROY LIGHTING, INC.
PRO FORMA INTERIM FINANCIAL INFORMATION (UNAUDITED) FOR TROY LIGHTING, INC.


STATEMENT OF OPERATIONS

                                         Three months ended
                                        ---------------------
                                        3/31/98      3/31/97
                                        -------      --------
SALES AND OTHER REVENUES:
 Net Sales                               3,410          2,845
                                         -----          -----
Total Sales and Other Revenues           3,410          2,845
                                         -----          -----

EXPENSES:
 Cost of goods sold                      2,495          2,112
 Selling, general, and administrative      930            711
                                         -----          -----
Total Expenses:                          3,425          2,823
                                         -----          -----

Income (loss) from operations:             (15)            22

OTHER INCOME (EXPENSE), Net                 (5)             2

INTEREST EXPENSE                          (104)           (88)
                                         -----          -----

Income (loss) from operations before
  (benefit) provision for taxes           (124)           (64)

PROVISION FOR TAXES                       --             --
                                         -----          -----
Income(loss) from operations              (124)           (64)
                                         -----          -----


See notes to financial statements

TROY LIGHTING, INC.
PRO FORMA INTERIM FINANCIAL INFORMATION (UNAUDITED) FOR TROY LIGHTING, INC.

STATEMENT OF CASH FLOWS (UNAUDITED) FOR THE
THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                                       1998     1997
                                                      -----    -----
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME (LOSS)                                      (124)    (64)
Adjustments to reconcile net (loss) to net
 cash provided/(used) in operating activities:
Depreciation & Amortization                              17      17
Net change in assets and liabilities:
 Accounts receivable                                    (97)   (176)
 Inventories                                           (188)   (139)
 Other assets                                            (6)    (89)
 Accounts payable and other liabilities                 187     (14)
                                                       ----    ----
Net Cash Provided by Operating Activities              (211)   (465)
                                                       ----    ----

CASH FLOW FROM INVESTING ACTIVITIES:

Capital Expenditures                                    (23)    (18)
                                                       ----    ----
Net Cash Used in Investing Activities                   (23)    (18)
                                                       ----    ----

CASH FLOWS FROM FINANCING ACTIVITIES:

 Net proceeds from (payments) on lines of credit         98     370
                                                       ----    ----
Net cash provided/(used) by/in financiang activities     98     370
                                                       ----    ----

Net Increase(Decrease) in Cash                         (136)   (113)

Cash-Beginning of Period                                  4      24
                                                       ----    ----
Cash-End of Period                                     (132)    (89)
                                                       ----    ----

See notes to financial statements

TROY LIGHTING, INC.
PRO FORMA INTERIM FINANCIAL INFORMATION (UNAUDITED) FOR TROY LIGHTING, INC.

NOTES TO FINANCIAL STATEMENTS
March 31, 1998 and 1997


The accompanying interim financial statements are unaudited, but, in the opinion of managment, reflect all adjustments (consisting only of normal recurring accruals) necessary for fair presentation. The results of operations for the three-month period ended March 31, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998